UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment and Restatement of the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan

On May 21, 2010, at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Seattle Genetics, Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) to (i) increase the number of shares authorized for issuance under the 2007 Plan by 7,500,000 shares of the Company’s common stock, (ii) revise the definition of “change in control” in the 2007 Plan to clarify that in no event will a change in control be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a change in control actually occurring, and (iii) revise the list of “qualifying performance criteria” set forth in the 2007 Plan to add U.S. Food and Drug Administration or other regulatory approval of a product candidate, and expand the list of permitted adjustments to such performance criteria. The amendment and restatement of the 2007 Plan (as so amended and restated, the “Restated 2007 Plan”), previously had been approved, subject to stockholder approval, by the Board of Directors of the Company. The Restated 2007 Plan became effective immediately upon stockholder approval at the Annual Meeting. The approval of the Restated 2007 Plan at the Annual Meeting is also intended to satisfy the stockholder approval requirements under Section 162(m) of the Internal Revenue Code of 1987, as amended (the “Code”), so as to permit the Company to deduct under federal income tax law certain amounts paid under the Restated 2007 Plan to executive officers that might otherwise not be deductible, and to permit the Company to grant “incentive stock options” eligible for special tax treatment under Code Section 422. In addition, as a result of the approval of the Restated 2007 Plan, the Company may issue stock awards under the Restated 2007 Plan to the Company’s Chief Executive Officer and its three other most highly compensated officers (other than the Company’s Chief Financial Officer) as awards for meeting the performance criteria set forth under the Company’s Long Term Incentive Plan.

A more detailed summary of the material features of the Restated 2007 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2010 (the “Proxy Statement”). That summary and the foregoing description is qualified in its entirety by reference to the text of the Restated 2007 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on May 21, 2010, the Company’s stockholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Proxy Statement.

1.	To elect the following three Class III directors to hold office until the Company’s 2013 Annual Meeting of Stockholders.

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Franklin M. Berger	82,884,794	927,180	6,197,427
Marc E. Lippman, M.D.	83,716,911	95,063	6,197,427
Daniel G. Welch	83,606,620	205,354	6,197,427

2.	To approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 7,500,000 shares, and to make certain other changes thereto as described in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,595,504	21,148,382	68,088	6,197,427

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,367,178	595,941	46,282	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: May 26, 2010	By:	/s/ Clay B. Siegall
Clay B. Siegall President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan